Exhibit 99.2

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Operating Revenues:
Electric	$1,514	$1,378	$2,972	$2,589
Gas	209	172	770	761
Total operating revenues	1,723	1,550	3,742	3,350

Operating Expenses:
Fuel	263	247	526	499
Purchased power	314	277	687	550
Gas purchased for resale	133	104	554	557
Other operations and maintenance	426	394	822	746
Depreciation and amortization	169	162	345	323
Taxes other than income taxes	96	90	198	203
Total operating expenses	1,401	1,274	3,132	2,878
Operating Income	322	276	610	472

Other Income and Expenses:
Miscellaneous income	20	11	34	16
Miscellaneous expense	(4)	(1)	(4)	(1)
Total other income	16	10	30	15

Interest Charges	108	87	206	164

Income Before Income Taxes, Minority Interest and Preferred Dividends of
Subsidiaries	230	199	434	323

Income Taxes	78	68	149	112

Income Before Minority Interest and Preferred Dividends of Subsidiaries	152	131	285	211

Minority Interest and Preferred Dividends of Subsidiaries	9	8	19	18

Net Income	$143	$123	$266	$193

Earnings per Common Share - Basic and Diluted	$0.69	$0.60	$1.29	$0.94

Average Common Shares Outstanding	207.1	205.4	206.9	205.1

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)
	Six Months Ended
	June 30,
	2007	2006
Cash Flows From Operating Activities:
Net income	$266	$193
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sales of emission allowances	(2)	-
Depreciation and amortization	357	340
Amortization of nuclear fuel	15	16
Amortization of debt issuance costs and premium/discounts	10	7
Deferred income taxes and investment tax credits, net	(8)	(19)
Loss on sale of noncore properties	-	4
Minority interest	13	12
Other	7	1
Changes in assets and liabilities:
Receivables, net	(195)	168
Materials and supplies	35	25
Accounts and wages payable	(62)	(214)
Taxes accrued	59	(33)
Assets, other	(69)	63
Liabilities, other	67	10
Pension and other postretirement obligations, net	50	46
Net cash provided by operating activities	543	619

Cash Flows From Investing Activities:
Capital expenditures	(715)	(449)
Combustion turbine acquisitions	-	(292)
Nuclear fuel expenditures	(24)	(25)
Proceeds from sale of noncore properties	-	11
Purchases of securities - nuclear decommissioning trust fund	(75)	(53)
Sales of securities - nuclear decommissioning trust fund	65	48
Purchases of emission allowances	(9)	(38)
Sales of emission allowances	3	4
Other	1	(1)
Net cash used in investing activities	(754)	(795)

Cash Flows From Financing Activities:
Dividends on common stock	(263)	(260)
Capital issuance costs	(3)	(2)
Short-term debt, net	1,007	204
Dividends paid to minority interest	(10)	(14)
Redemptions, repurchases and maturities of long-term debt	(443)	(86)
Issuances:
Common stock	48	57
Long-term debt	425	232
Net cash provided by financing activities	761	131

Net Change In Cash and Cash Equivalents	550	(45)
Cash and Cash Equivalents at Beginning of Year	137	96

Cash and Cash Equivalents at End of Period	$687	$51

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	June 30,	December 31,
	2007	2006

ASSETS
Current Assets:
Cash and cash equivalents	$687	$137
Accounts receivable - trade	562	418
Unbilled revenue	304	309
Miscellaneous accounts and notes receivable	222	160
Materials and supplies, at average cost	612	647
Other current assets	178	203
Total current assets	2,565	1,874
Property and Plant, Net	14,538	14,286
Investments and Other Assets:
Investments in leveraged leases	13	13
Nuclear decommissioning trust fund	301	285
Goodwill	831	831
Intangible Assets	206	217
Other assets	730	641
Regulatory assets	1,347	1,431
Total investments and other assets	3,428	3,418

TOTAL ASSETS	$20,531	$19,578

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt	$203	$456
Short-term debt	1,619	612
Accounts and wages payable	455	671
Taxes accrued	120	58
Other current liabilities	423	405
Total current liabilities	2,820	2,202
Long-term Debt, Net	5,511	5,285
Preferred Stock of Subsidiary Subject to Mandatory Redemption	18	18
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	2,039	2,144
Accumulated deferred investment tax credits	113	118
Regulatory liabilities	1,216	1,234
Asset retirement obligations	564	549
Accrued pension and other postretirement benefits	1,040	1,065
Other deferred credits and liabilities	378	169
Total deferred credits and other liabilities	5,350	5,279
Preferred Stock of Subsidiaries Not Subject to Mandatory Redemption	195	195
Minority Interest in Consolidated Subsidiaries	19	16
Stockholders' Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	4,551	4,495
Retained earnings	2,023	2,024
Accumulated other comprehensive loss	42	62
Total stockholders' equity	6,618	6,583

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$20,531	$19,578